Exhibit 99.2

CONTACTS:

Joe Hassett

GregoryFCA Communications

610-228-2110

joeh@gregoryfca.com

CardConnect® and FinTech Acquisition Corp. Announce Merger Agreement Combining Businesses

Leading Payments Platform Company Will Apply to List on NASDAQ

King of Prussia and Philadelphia, Pa, March 7, 2016  — FTS Holding Corporation, the parent company of CardConnect®, LLC, a payment processing and technology solutions provider, and FinTech Acquisition Corp. (NASDAQ: FNTC), announced today that they have entered into a definitive merger agreement, whereby FNTC will acquire CardConnect and will be renamed CardConnect Corp. The merged company will apply to continue the listing of its common stock on the Nasdaq Stock Market under the ticker symbol “CCN.” Post transaction, the CardConnect management team will continue to lead the company. CardConnect is currently majority owned by FTV Capital, a leading growth equity investor in high-growth payments and transaction processing companies.

Betsy Z. Cohen, Chairman of the Board of Directors of FNTC, said, “CardConnect is a profitable, growing business that has attracted an impressive blue chip customer base. CEO Jeff Shanahan and his proven team have continued to leverage technology to deliver innovative, state-of-the-art payments capabilities featuring advanced transaction security and outstanding customer service. With numerous Fortune 500 companies as well as over 60,000 small and mid-sized merchants already on its platform, CardConnect is well positioned to continue its growth by consistently meeting the demanding challenges of today’s rapidly evolving payments industry.”

Jeff Shanahan, President and Chief Executive officer of CardConnect commented, “We are very excited to be partnering with Betsy and FNTC in a transaction that provides an efficient path for a successful transformation to a public company. CardConnect has developed a straightforward value proposition that provides both large enterprises and smaller merchants a robust platform that optimizes security and the user experience. Our new capital structure will support our opportunistic acquisition strategy and our development of new products and technology, which will help scale the business.”

Chris Winship, FTV Capital Partner said, “We have been consistently impressed with the way Jeff and his team have executed within the complex payments landscape to build one of the most successful payments platforms in the U.S. We look forward to our continuing role with CardConnect as the company enters this exciting next phase of growth.”

Once the transaction is closed, CardConnect will continue to be led by: Jeff Shanahan, President and Chief Executive Officer; Chuck Bernicker, Chief Financial Officer; Patrick Shanahan, Chief Operating Officer; Rob Nathan, Executive Vice President, Product; Rush Taggart, Chief Security Officer; Scott Dowty, Chief Sales Officer; and Angelo Greco, Executive Vice President.

Along with FNTC Chairman Betsy Z. Cohen, Richard Garman, FTV Capital Managing Partner, and Chris Winship, FTV Capital Partner, will serve on the CardConnect Board of Directors. Messrs. Garman and Winship have served on the CardConnect Board since 2010 when FTV Capital initially invested in the company.

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CardConnect Highlights

●	CardConnect offers unique, full service payments platforms for both small and midsize business (“SMBs”) and enterprises through a comprehensive product portfolio, including:
○	CardPointe® - an innovative payments platform offering SMBs a convenient, centralized system to track, manage and process their payments
○	CardSecure® - a secure gateway that integrates with enterprise level Oracle and SAP ERP systems, securing every transaction through data breach protection and PCI scope reduction
●	PCI validated point-to-point encryption (P2PE) solutions
●	Prestigious client list including Adobe, Amerigas, Dow Chemical and General Electric
●	A patented tokenization engine, a robust solution to the industry’s increasing security sensitivity, the foremost concern with electronic payments among merchants, enterprises and consumers alike
●	Growth of 552% in gateway merchants and 57% in new merchant production in 2015
●	A 68% increase in 2015 enterprise revenue, primarily due to the introduction of a proprietary gateway
●	A 14% increase in SMB processing volume and an 11% increase in SMB net revenue in 2015

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Additional information about CardConnect’s operations and financial performance is contained in the investor presentation furnished by FNTC via a Current Report on Form 8-K (the “Investor Presentation”) today with the Securities and Exchange Commission, and which can be viewed at the SEC website at www.sec.gov or on the Company’s website cardconnect.com.

About FinTech Acquisition Corp.

FinTech Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. In February 2015, FNTC consummated a $100 million initial public offering (the “IPO”) of 10 million units, each unit consisting of one share of common stock and one redeemable common stock purchase warrant, at a price of $10.00 per unit. Simultaneously, FNTC consummated the sale of 300,000 units at a price of $10.00 per unit in a private placement that generated gross proceeds of $3,000,000. FNTC’s securities are quoted on the NASDAQ stock exchange under the ticker symbols FNTC, FNTCW and FNTCU.

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About FTV Capital

FTV Capital is a growth equity investment firm that has raised over $1.8 billion since inception to invest in high-growth companies offering a range of innovative solutions across three sectors: enterprise technology and services, financial services, and payments and transaction processing. FTV’s experienced team leverages its domain expertise and proven track record in each of these sectors to help motivated management teams accelerate growth. FTV also provides companies with access to its Global Partner Network, a group of the world’s leading enterprises and executives who have helped FTV portfolio companies for more than a decade. Founded in 1998, FTV Capital has invested in 90 portfolio companies, including payments companies such as CardConnect, CashStar, Clearent, WePay, FleetOne (acquired by Wright Express), Verus (acquired by Sage), and MedSynergies (acquired by Optum, part of United HealthGroup). FTV has offices in San Francisco and New York. For more information, visit www.ftvcapital.com.

Summary of Merger

FNTC will acquire CardConnect for aggregate consideration of approximately $180 million in cash and $170 million in FNTC common stock. The cash portion of the consideration will be funded by a combination of cash held in trust by FNTC, borrowings under a new $100 million first lien credit facility and a $40 million second lien secured credit facility, and $30 million in equity financing. FNTC will also repay approximately $62 million in debt outstanding under CardConnect’s existing credit facility upon closing of the merger.

The merger is expected to close in June 2016, pending FNTC stockholder approval, the receipt of proceeds from the proposed financing activities and other customary closing conditions. Additional information about the merger, as well as CardConnect operations and financial information is contained in the Investor Presentation. Interested parties should visit the SEC website at www.sec.gov.

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The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the merger agreement, a copy of which will be filed by FNTC with the SEC as an exhibit to a Current Report on Form 8-K.

Advisors

Piper Jaffray & Co. acted as M&A Advisor to FNTC; Cantor Fitzgerald & Co. acted as Capital Markets Advisor to FNTC; and Ledgewood acted as legal counsel to FNTC.  Financial Technology Partners LP and FTP Securities LLC (together "FT Partners") served as exclusive strategic and financial advisor to CardConnect in this transaction. Kirkland & Ellis LLP acted as legal counsel to CardConnect in this transaction.

Note Regarding CardConnect® Financial Information

Any financial information and data of CardConnect contained in this press release is derived from CardConnect’s unaudited financial statements and data and may not conform to the requirements of Regulation S-X under the Securities Act. CardConnect is continuing to prepare its financial statements for its fourth quarter and fiscal year ended December 31, 2015, and any financial information and data described above are only estimates. Accordingly, such information and data may be adjusted and presented differently in FNTC’s definitive proxy statement/prospectus to be mailed to security holders.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the timing of the merger; the business plans, objectives, expectations and intentions of the public company once the transaction is complete, and CardConnect’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on FNTC’s or CardConnect’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

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Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FNTC’s or CardConnect’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the transactions contemplated by the merger agreement due to the failure to obtain approval of the stockholders of FNTC or other conditions to closing in the merger agreement; (3) the ability of the public entity to meet NASDAQ’s listing standards following the merger; (4) the risk that the proposed transaction disrupts current plans and operations of CardConnect as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; and (8) the possibility that CardConnect may be adversely affected by other economic, business, and/or competitive factors. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in FNTC’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov., and will also be provided in the registration statement on Form S-4 and FNTC’s proxy statement/prospectus when available. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and FNTC and CardConnect undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Information about the Merger and Where to Find It

In connection with the proposed merger, FNTC intends to file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement/prospectus (which will be included in a registration statement on Form S-4 (the “Registration Statement”)). When completed, FNTC will mail a definitive proxy statement/prospectus to its stockholders in connection with FNTC’s solicitation of proxies for the special meeting of FNTC stockholders to be held to approve the merger and related transactions. This press release does not contain all the information that should be considered concerning the merger. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed merger. FNTC stockholders and other interested persons are advised to read, when available, FNTC’s preliminary proxy statement/prospectus, the amendments thereto, and definitive proxy statement/prospectus, as these materials will contain important information about CardConnect, FNTC and the proposed merger. The definitive proxy statement/prospectus will be mailed to stockholders of FNTC as of a record date to be established for voting on the merger and related transactions. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC's Internet site at http://www.sec.gov, or by directing a request to: FinTech Acquisition Corp., 712 Fifth Avenue, 8th Floor, New York, New York 10019, attention: James J. McEntee, III, telephone 215.701.9602.

Participants in the Solicitation

FinTech Acquisition Corp. and its directors and officers may be deemed participants in the solicitation of proxies to FNTC’s stockholders with respect to the transaction. Information regarding FNTC’s directors and officers is available in FNTC’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, which has been filed with the SEC. Additional information will also be contained in FNTC’s definitive proxy statement/prospectus relating to the proposed merger when available.

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Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

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